Exhibit 3.2

AMENDED AND RESTATED ARTICLES OF ORGANIZATION
OF
CLECO SECURITIZATION I LLC

Cleco Power LLC, being the undersigned sole member (the “Member”) of Cleco Securitization I LLC, a Louisiana limited liability company (the “Company”), hereby adopts these Amended and Restated Articles of Organization of the Company (these “Articles”) dated as of June 20, 2022, pursuant to the Louisiana Limited Liability Company Law, La. R.S. 12:1301, et seq., as amended (as amended from time to time, the “LLC Law”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Appendix A attached hereto.

RECITALS

A.         The Articles of Organization of the Company were filed with the Secretary of State of the State of Louisiana on January 5, 2022 (the “Initial Articles”); and

B.           Pursuant to Section 4.2 of the Initial Articles and the LLC Law, the sole Member desires to amend and restate the Initial Articles of the Company as set forth herein.

NOW, THEREFORE, acting in accordance with the LLC Law, including La. R.S. 12:1309 and 12:1318, the Initial Articles (as hereby amended) and the Company’s Operating Agreement, and acting under the approval and authorization of the Company’s sole Member pursuant to the unanimous written consent dated as of June 20, 2022 by the sole Member and the Managers of the Company, in consideration of the rights, duties, privileges, and obligations assumed or accorded under these Articles, the Company hereby amends and restates the Initial Articles in their entirety as follows:

Article I.

Name

The name of the Company is:

Cleco Securitization I LLC

Article II.

PurposeS

2.1          Purposes. The purposes for which the Company is formed are limited to:

(a)          purchase, acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of Storm Recovery Property and other Storm Recovery Bond Collateral, along with certain other related assets, and thereby be an “Assignee” as defined in the Securitization Act;

(b)          manage, sell, assign, pledge, collect amounts due on or otherwise deal with Storm Recovery Property and other Storm Recovery Bond Collateral and related assets to be so acquired in accordance with the terms of the applicable Basic Documents;

(c)          negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the applicable Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above; provided, that (i) each party to any such agreement, document or instrument under which significant obligations are imposed upon the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of every Indenture by the Company and the payment in full of each Series of the Storm Recovery Bonds, all Financing Costs and any other amounts owed under every Indenture by the Company, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding-up or liquidation of the affairs of the Company; and (ii) the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

(d)          invest proceeds from the applicable Storm Recovery Property, other Storm Recovery Bond Collateral and other assets and any capital and income of the Company in accordance with the applicable agreements or instruments entered into in connection with the issuance of the related Series of Storm Recovery Bonds or as otherwise determined by the Managers and not inconsistent with these Articles, the Company’s Operating Agreement, the applicable Financing Order, and the Securitization Act;

(e)         file with the SEC one or more Registration Statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the applicable Storm Recovery Bonds under the securities or “Blue Sky” laws of various jurisdictions;

(f)           authorize, execute, deliver and issue Storm Recovery Bonds from time to time;

(g)        pledge its interest in the applicable Storm Recovery Property and other Storm Recovery Bond Collateral to the Indenture Trustee under the applicable Indenture by the Company in order to secure the applicable Storm Recovery Bonds; and

(h)         engage in any lawful act or activity and exercise any powers permitted to limited liability companies formed under the laws of the State of Louisiana that, in either case, are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned purposes.

2.2         Activities and Powers. The Company shall engage only in activities related to the purposes set forth in Section 2.1 hereof or required or authorized by the terms of the Basic Documents, the Registration Statement, or other agreements referenced above. The Company shall have all powers reasonably incidental, necessary, suitable or convenient to effect the foregoing purposes, including all powers granted under the LLC Law. The Company, any Manager, including any Independent Manager (as defined in the Company’s Operating Agreement), or any officer of the Company, acting singly or collectively, on behalf of the Company, may enter into and perform the Basic Documents, the Registration Statement, and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager or other Person, notwithstanding any other provision of the Company’s Operating Agreement, the LLC Law, or other applicable law, rule or regulation. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of any Manager or any officer to enter into other agreements or documents on behalf of the Company as authorized pursuant to these Articles, the Company’s Operating Agreement, the applicable Financing Order, or the LLC Law. The Company shall possess and may exercise all the powers and privileges granted by the LLC Law or by any other law, these Articles or the Company’s Operating Agreement, together with any powers incidental thereto, insofar as such powers and privileges are incidental, necessary, suitable or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

2.3          Not a Low-Profit LLC. The Company is not organized as a low-profit limited liability company.

Article III.

Member

3.1          Initial Member. The name and address of the initial sole Member of the Company is:

Cleco Power LLC
2030 Donahue Ferry Road
Pineville, LA 71360-5226

3.2          Restriction on Member. The Member shall not apply for judicial dissolution of the Company, and the Member is not permitted to and shall not withdraw from or otherwise cease to be a member of the Company for any reason whatsoever, including that the Member itself shall not dissolve or otherwise terminate its legal existence, unless an acceptable new member of the Company is substituted for the Member in compliance with the Basic Documents, the Securitization Act and each applicable Financing Order, until every Series of Storm Recovery Bonds and all Financing Costs have been paid in full.

Article IV.

Managers

4.1         Authority of Managers. The Company shall be managed by or under the authority of the Managers. The Member shall appoint Managers from time to time, provided that, except as provided in Section 7.06 of the Company’s Operating Agreement, no later than the issuance of the first series of Storm Recovery Bonds, the Member shall appoint an Independent Manager and the Company shall thereafter have an Independent Manager at all times until every Series of Storm Recovery Bonds and all Financing Costs have been paid in full. The initial Managers shall be the persons listed on the Initial Report of the Company filed with the Louisiana Secretary of State. The Managers, acting in accordance with the management provisions in Article VII of the Company’s Operating Agreement, shall have all powers necessary or appropriate to manage the business and affairs of the Company including, by way of illustration and not by way of limitation, the power to do any of the following:

(a)          purchase, acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of Storm Recovery Property and other Storm Recovery Bond Collateral, along with certain other related assets, and thereby be an “Assignee” as defined in the Securitization Act;

(b)          manage, sell, assign, pledge, collect amounts due on or otherwise deal with Storm Recovery Property and other Storm Recovery Bond Collateral and related assets to be so acquired in accordance with the terms of the applicable Basic Documents;

(c)          negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) of this Section 4.1, subject to the terms and conditions set forth in Section 2.1(c);

(d)          invest proceeds from the applicable Storm Recovery Property, other Storm Recovery Bond Collateral and other assets and any capital and income of the Company in accordance with the applicable agreements or instruments entered into in connection with the issuance of the related Series of Storm Recovery Bonds or as otherwise determined by the Managers and not inconsistent with these Articles, the Company’s Operating Agreement, each applicable Financing Order, and the Securitization Act;

(e)          file with the SEC one or more Registration Statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the applicable Storm Recovery Bonds under the securities or “Blue Sky” laws of various jurisdictions;

(f)           authorize, execute, deliver and issue Storm Recovery Bonds from time to time;

(g)         pledge the Company’s interest in the applicable Storm Recovery Property and other Storm Recovery Bond Collateral to the Indenture Trustee under the applicable Indenture by the Company in order to secure the applicable Storm Recovery Bonds; and

(h)          engage in any lawful act or activity and exercise any additional powers permitted to limited liability companies formed under the laws of the State of Louisiana that, in either case, are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned powers.

4.2          Powers Reserved to the Member. Subject to the terms and conditions in the Company’s Operating Agreement, the Member shall have exclusive power and authority to approve the election or removal of the Managers and any amendment to these Articles or the Company’s Operating Agreement.

4.3          Limitation on Managers as Agents. The authority of the Managers is subject to restrictions set forth in the Company’s Operating Agreement. In addition, all rights, powers and authority of any Manager serving in the capacity of an Independent Manager shall be limited to those that are necessary to exercise those rights and perform those duties specifically set forth in the Company’s Operating Agreement.

Article V.

Limitation of Member’s and Manager’s Liability

Except as otherwise provided by the LLC Law and except as otherwise characterized for tax and financing reporting purposes, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Special Member (as defined in the Company’s Operating Agreement) or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a Special Member or a Manager. If the LLC Law is amended to authorize any further elimination or limitation of the personal liability of the Member, a Special Member or any Manager, then the liability of the Member, a Special Member or any Manager shall be eliminated or limited to the fullest extent permitted by the LLC Law, as so amended. Any repeal or modification of this Article V by the Company shall not adversely affect any right or protection of the Member, any Special Member or any Manager under this Article V with respect to any act or omission occurring prior to the time of such repeal or modification.

Article VI.

Right to Rely on Authority

In accordance with the provisions of La. R.S. 12:1305(C)(5), any Manager is authorized to execute certificates which establish the membership of any Member, the authenticity of any records of the Company, and the authority of any person (including the certifying Manager or any other Manager or other officer) to act on behalf of the Company, including without limitation by providing a statement of those persons with the authority to take the actions referred to in La. R.S. 12:1318(B). Persons dealing with the Company may rely upon these certificates. Without limiting the foregoing, each of William G. Fontenot, F. Tonita Laprarie, Samantha McKee, and Stacy Stubbs, as Managers, are authorized to issue such certificates, until their replacement as a Manager is evidenced by a filing with the Louisiana Secretary of State.

Article VII.

Company Representatives (DEALING WITH State Entities)

Each Manager and officer has the consent of the Member to represent the Company interest to any state agency, board or commission or to represent the Company interest at any hearing or proceeding held by any state agency, board or commission, including, without limitation, the LPSC, in accordance with the provisions of La. R.S. 12:1317.1.

SIGNATURE PAGE FOLLOWS

THUS DONE AND PASSED, on this 14 day of June, 2022, before me, the undersigned Notary Public, duly commissioned and qualified in and for Rapides Parish, Louisiana, by the personal appearance of William G. Fontenot, a duly authorized representative of Cleco Power LLC who acknowledged and declared under oath, in the presence of the two undersigned witnesses, that said representative signed these Amended and Restated Articles of Organization as said representative’s own free act and deed for the purposes stated herein.

WITNESSES:		CLECO POWER LLC

/s/ Felicia L. Rachal
Print Name:	Felicia L. Rachal	By:	/s/ William G. Fontenot
			Name:	William G. Fontenot
/s/ Natalie Paul			Title:	CEO
Print Name:	Natalie Paul

/s/ Catina L. Ivey

NOTARY PUBLIC
Print Name:	Catina L. Ivey
Bar Roll/Notarial Id. No.:	51231
My Commission Expires:	at death

Signature Page to

Amended and Restated Articles of Organization of Cleco Securitization I LLC

APPENDIX A

DEFINITIONS

The following terms have the following meanings:

“Administration Agreement” means an Administration Agreement to be entered into by and between Cleco Power LLC and the Company with respect to the applicable Series of Storm Recovery Bonds, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Basic Documents” means these Amended and Restated Articles of Organization and the Company’s Initial Report, the Company’s Operating Agreement, and each Indenture, Series Supplement, Administration Agreement, Sale Agreement, Servicing Agreement, Letter of Representations, Underwriting Agreement, Bill of Sale, Note and all other documents and certificates delivered in connection therewith.

“Bill of Sale” means a bill of sale given by Cleco Power LLC, as the seller, to the Company, in connection with the issuance of the applicable Series of Storm Recovery Bonds and the execution and delivery of the applicable Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Company” has the meaning set forth in the preamble of these Articles.

“Company’s Operating Agreement” means the Limited Liability Company Operating Agreement dated effective as of January 5, 2022, entered into by the Company and the sole Member of the Company, as amended and restated by the Amended and Restated Limited Liability Company Operating Agreement dated as of June 20, 2022, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Costs” means the financing costs, as defined in the Securitization Act and a Financing Order, under or relating to the applicable Series of Storm Recovery Bonds authorized by such Financing Order.

“Financing Order” means the Financing Order issued on April 1, 2022, by the LPSC pursuant to the Securitization Act in Cleco Power LLC’s Docket No. U-35807, or any subsequent Financing Order issued by the LPSC pursuant to the Securitization Act pertaining to Cleco Power LLC, the Company and any additional Series of the Storm Recovery Bonds.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

“Indenture” means an Indenture to be entered into by and between the Company and an Indenture Trustee, as originally executed and as from time to time supplemented or amended by one or more Series Supplements entered into pursuant to the applicable provisions of such Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the applicable Series of Storm Recovery Bonds to be issued pursuant to such Indenture.

“Indenture Trustee” means a third-party financial company or bank to be designated as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under an Indenture.

“Initial Articles” has the meaning set forth in the recitals to these Articles.

“Letter of Representations” means any applicable agreement between the Company and an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, pertaining to a Series of Storm Recovery Bonds, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“LLC Law” has the meaning set forth in the preamble to these Articles.

“LPSC” means the Louisiana Public Service Commission, or any Governmental Authority succeeding to the duties of such agency.

“Manager” means each manager, including any Independent Manager, of the Company under the Company’s Operating Agreement.

“Member” has the meaning set forth in the preamble to these Articles.

“Note” means one or more notes evidencing the applicable Series of Storm Recovery Bonds, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority, and includes successors permitted by the Basic Documents.

“Registration Statement” means a registration statement on Form SF-1 of Cleco Power LLC, as sponsor, and the Company, as issuing entity, that registers the offer and sale of the applicable Series of Storm Recovery Bonds under the Securities Act, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus and exhibits contained therein).

“Sale Agreement” means a Storm Recovery Property Purchase and Sale Agreement to be entered into by and between Cleco Power LLC and the Company with respect to the applicable Series of Storm Recovery Bonds, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means, with respect to each Series of Storm Recovery Bonds, the Indenture Trustee under the applicable Indenture for such Series of Storm Recovery Bonds, the relevant holders of such Series of Storm Recovery Bonds, and any credit enhancer described in the applicable Series Supplement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Act” means the “Louisiana Electric Utility Storm Recovery Securitization Act,” codified at La. R.S. 45:1226-1240, as amended.

“Series” means each series of the Storm Recovery Bonds issued and authenticated pursuant to an Indenture and a related Series Supplement.

“Series Supplement” means a series supplement or an indenture supplemental to an Indenture that authorizes the issuance of a particular Series of Storm Recovery Bonds and sets forth certain terms of such Series of Storm Recovery Bonds.

“Servicing Agreement” means a Storm Recovery Property Servicing Agreement to be entered into by and between the Company and Cleco Power LLC, as servicer, with respect to a Series of Storm Recovery Bonds, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Storm Recovery Bond Collateral” means the applicable Storm Recovery Property and related properties and rights, including, without limitation, the related Sale Agreement and certain deposit accounts and securities accounts, which are encumbered by the Company as collateral for the applicable Series of Storm Recovery Bonds.

“Storm Recovery Bonds” means one or more Series of Storm Recovery Bonds authorized by a Financing Order and issued under and governed by an Indenture.

“Storm Recovery Charge” means any storm recovery charges, as defined in Section 1227(15) of the Securitization Act, authorized pursuant to a Financing Order.

“Storm Recovery Property” means all storm recovery property as defined in Section 1227(17) of the Securitization Act created pursuant to a Financing Order and pertaining to the applicable Series of Storm Recovery Bonds authorized by such Financing Order and sold or otherwise conveyed to the Company.

“Underwriters” means the underwriters who purchase any Storm Recovery Bonds from the Company and sell such Storm Recovery Bonds in a public offering.

“Underwriting Agreement” means an Underwriting Agreement to be entered into by and among Cleco Power LLC, the Underwriters and the Company, in connection with the issuance and sale of Storm Recovery Bonds, as the same may be amended, restated, supplemented or otherwise modified from time to time.